EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 20, 2013, with respect to the financial statements of Advisors Disciplined Trust 272, comprising Tax Exempt Securities Trust, New York Trust 269 contained in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 (File No. 333-151454) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
December 20, 2013